UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported)

April 28, 2008

FRESH DEL MONTE PRODUCE INC.

(Exact Name of Registrant as Specified in Charter)

The Cayman Islands	1-14706	N/A
(State or Other Jurisdiction of Incorporation)	Commission file number	(I.R.S Employer Identification No.)

Walker House, Mary Street

P.O. Box 908GT

George Town, Grand Cayman

(Address of Registrant’s Principal Executive Office)

(305) 520-8400

(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

(Address of Registrant’s U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers

(b) On April 28, 2008, Fresh Del Monte Produce Inc. (the “Company”) announced that Mr. John Inserra will retire as Executive Vice President, Chief Financial Officer of the Company effective May 1, 2008. Mr. Inserra’s intention to resign was announced by the Company on January 14, 2008.

(c) On April 28, 2008, the Company also announced that Richard Contreras, Senior Vice President, Finance, was appointed as Senior Vice President, Chief Financial Officer, effective May 2, 2008.

Mr. Contreras, 49, joined the Company as Controller, North America in 1999, and has held various regional and corporate accounting and finance roles of increasing responsibility over the past nine years, including Vice President, Budgeting and Forecasting and Vice President, Finance and Administration for North America. Prior to joining the Company, Mr. Contreras started his career with Ernst & Young, LLP in 1989, and spent 10 years there in various audit and accounting positions. Mr. Contreras is a Certified Public Accountant and obtained his Bachelor’s degree in Accounting from Florida International University.

A copy of the Company’s press release announcing Mr. Contreras’ appointment is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

99.1	Fresh Del Monte Produce Announces Chief Financial Officer Succession

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Fresh Del Monte Produce Inc.

Date: April 28, 2008	By:	/s/ Hani El-Naffy
Hani El-Naffy
President & Chief Operating Officer

Exhibit Index

Exhibit Number	Description
99.1	Fresh Del Monte Produce Announces Chief Financial Officer Succession